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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Commerce Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

Commerce Bancshares, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 19, 2006
      The annual meeting of the shareholders of Commerce Bancshares, Inc., will be held at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, Clayton, Missouri, in the Fleur De Lys Room (A) on April 19, 2006, at 9:30 a.m., for the following purposes:

(1) To elect four directors to the 2009 Class for a term of three years;

(2) To ratify the selection of KPMG LLP as the Company’s audit and accounting firm; and

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Shareholders of record at the close of business February 17, 2006, are entitled to notice of and to vote at the meeting.
      To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.
      Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 19 of the proxy statement and your proxy card for further information.

By Order of the Board of Directors

J. Daniel Stinnett, Secretary
March 13, 2006
      It is important that your stock be represented at the meeting. You are urged to date, sign and return the enclosed proxy promptly or register your vote by telephone or through the Internet as described on the proxy card.

PROXY STATEMENT
COMMERCE BANCSHARES, INC.
Annual Meeting April 19, 2006
Solicitation
      The Board of Directors of Commerce Bancshares, Inc. (the Company), P.O. Box 419248, Kansas City, Missouri 64141-6248 solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of shareholders to be held at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, Clayton, Missouri, in the Fleur De Lys Room (A) on April 19, 2006, at 9:30 a.m. Most shareholders also have a choice of voting by using a toll-free telephone number or by voting over the Internet. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.
      The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or via the Internet by regular employees of the Company. Morrow & Co. has been retained by the Company, at an estimated cost of $7,500 plus reasonable out-of-pocket expenses, to aid in the solicitation of proxies. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so. This proxy statement and proxy will be first sent to security holders on or about March 13, 2006.
      If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later-dated proxy (including a telephone or Internet vote), or by voting in person at the meeting.
      The shares represented by all properly executed proxies will be voted as directed by you. In the absence of direction, properly executed proxies will be voted in accordance with the recommendations of the Board as set forth below.
Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management
      Only shares held of record at the close of business on February 17, 2006, are entitled to vote at the meeting, and at the close of business on said date there were outstanding 66,844,347 shares of common stock of the Company. Each holder of common stock is entitled to one vote for each share held. In the election of directors, abstentions and broker nonvotes will be considered solely for quorum purposes and are not counted for the election of directors. On all other matters presented for shareholder vote, abstentions will be treated as votes against such matters and broker nonvotes will be treated as not entitled to vote and have no effect on the outcome.
      (a) Under applicable Securities and Exchange Commission Rules, beneficial ownership of shares includes shares as to which a person has or shares voting power and/or investment power.
      As of December 31, 2005, the trust departments of the Company’s subsidiary banks beneficially owned 5,478,745 shares representing 8.1% of the Company’s outstanding common stock as of that date. Of those shares the subsidiary banks had (i) sole voting power over 3,807,674 shares; (ii) shared voting power over 1,562,564 shares; (iii) sole investment power over 3,792,621 shares and (iv) shared investment power over 1,683,550 shares. The Company has been advised by the subsidiary banks that the shares held by them and as to which they have sole voting power will be voted at the annual meeting for Proposals One and Two. Shares held in all other fiduciary accounts will be voted as specifically directed by the co-trustees and co-executors. Shares held in custodial accounts will be voted by the owners.
      (b) The following information pertains to the common stock of the Company beneficially owned, directly or indirectly, by all directors and nominees for director, the executive officers named in the Summary Compensation Table, and by all directors, nominees and executive officers of the Company as a group as of

December 31, 2005. This table also includes each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock. Such persons have sole voting and sole investment power as to such shares unless otherwise noted.

	Number of		Percent
Name and Address of Beneficial Owner	Shares		of Class

Giorgio Balzer	9,369		*
Bernardsville, New Jersey
Kevin G. Barth	35,927		*
Leawood, Kansas	69,159	(2)
John R. Capps	6,174		*
St. Louis, Missouri
W. Thomas Grant, II	3,516		*
Shawnee Mission, Kansas
James B. Hebenstreit	35,228		*
Kansas City, Missouri	44,122	(6)
David W. Kemper	1,065,294
Ladue, Missouri	123,386	(1)
	271,691	(2)
	150,709	(3)
	913,805	(4)
	2,102,689	(5)	6.7
Jonathan M. Kemper	68,477
Kansas City, Missouri	443,103	(1)
	312,244	(2)
	150,709	(3)
	913,805	(4)
	987,785	(5)	4.2
Charles G. Kim	25,497
Chesterfield, Missouri	117,611	(2)
Seth M. Leadbeater	41,776		*
St. Louis, Missouri	93,871	(2)
Thomas A. McDonnell	13,616		*
Kansas City, Missouri
Terry O. Meek	31,463		*
Springfield, Missouri
Benjamin F. Rassieur, III	7,581		*
St. Louis, Missouri
Andrew C. Taylor	18,170		*
St. Louis, Missouri
Mary Ann Van Lokeren	10,130		*
St. Louis, Missouri
Robert H. West	18,411		*
Kansas City, Missouri
All 22 directors, nominees and executive officers as a group (including those listed above)	7,224,770
	1,282,663	(2)	10.5

(1)	Shared voting power and investment power.

(2)	Shares which could be acquired within 60 days by exercise of options.

(3)	Owned by a corporation for which Messrs. David W. Kemper and Jonathan M. Kemper serve as directors. Messrs. David W. Kemper and Jonathan M. Kemper disclaim beneficial ownership as to such shares.

(4)	Mr. Jonathan M. Kemper has sole investment power, but shares voting power with Mr. David W. Kemper.

(5)	Shared voting power.

(6)	Owned by a corporation for which Mr. Hebenstreit serves as President. Mr. Hebenstreit disclaims beneficial ownership in these shares.

*	Less than 1%.
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR ALL THE
NOMINEES TO THE
CLASS OF 2009
PROPOSAL ONE
ELECTION OF DIRECTORS
      Under the Articles of Incorporation and the By-laws of the Company, the Board of Directors is divided into three classes, each as nearly equal as possible, and the Board is authorized to determine the number of persons constituting the board. The board has fixed the number of directors at twelve. Therefore, it is proposed that four directors be elected at the meeting to serve until the 2009 annual meeting (the 2009 Class), and until their successors shall be elected and qualified unless otherwise directed. The persons acting under the accompanying proxy intend to vote for the election of the nominees hereinafter named. Should any nominee become unable to accept nomination or election, it is intended, unless otherwise directed, that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. The four nominees for election as directors to the Class of 2009 who receive the greatest number of votes cast at the meeting, a quorum being present, shall become directors. Vacancies occurring in a class during a term are filled by the Board pursuant to the Company’s By-laws. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.
      The following information is provided with respect to each nominee:

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

2009 Class:
Jonathan M. Kemper, 52	Elected a director in January, 1997. Mr. Kemper is Vice Chairman of the Company and Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company. He is a non-executive Chairman (since April, 2005) of Tower Properties Company. Mr. Jonathan Kemper is the brother of David W. Kemper.

Seth M. Leadbeater, 55	Mr. Leadbeater is Vice Chairman of the Company (since January, 2004). From October, 1998 to January, 2004, he served as Executive Vice President of the Company. He is Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company.

Terry O. Meek, 62	Elected a director in April, 1989. Mr. Meek is President of Meek Lumber Yard, Inc., which operates a chain of builders’ materials centers under the name Meeks Building Centers. He has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

Mary Ann Van Lokeren, 58	Elected a director in April, 1996. Ms. Van Lokeren is the Chief Executive Officer of Krey Distributing Company. Krey Distributing Company is the exclusive Anheuser Busch wholesaler for St. Charles and Lincoln counties in Missouri. She is also a director of Laclede Gas Company and Masco Corporation. She has served as a director of Commerce Bank, N.A., a subsidiary of the Company.
      The following information is provided with respect to the directors who are continuing in office for the respective periods and until their successors are elected and qualified:

2008 Class:
John R. Capps, 55	Elected a director in January, 2000. Mr. Capps has served as the President and Chief Executive Officer of Plaza Motor Company since 1981. Plaza Motor Company is a retail dealership for eight luxury automobile franchises. Mr. Capps is a director of Whitfield School (since 1995), St. Louis Priory School (since 1988), Muny Opera (since 1999), St. Louis Art Museum (since October, 2001), Contemporary Art Museum (since January, 2003), and Forest Park Forever (since January, 2006). He is Past Chairman of the Regional Business Council. He also served as a director of Commerce Bank, N.A., a subsidiary of the Company.

W. Thomas Grant, II, 55	Elected a director in June, 1983. Mr. Grant is Sr. Vice President of Quest Diagnostics, Inc. (since November, 2005). He was Chairman, President and Chief Executive Officer of LabOne, Inc. from October, 1995 to November, 2005. Quest Diagnostics, Inc. is a national provider of diagnostic testing, information and services.

James B. Hebenstreit, 60	Elected a director in October, 1987. Mr. Hebenstreit has been President of Bartlett and Company since January, 1992. Bartlett and Company is engaged in grain merchandising and storage, flour and feed milling and cattle feeding. Mr. Hebenstreit is Chairman of the Company’s Committee on Governance/Directors.

David W. Kemper, 55	Elected a director in February, 1982. Mr. Kemper is Chairman of the Board (since November, 1991), President and Chief Executive Officer of the Company and is Chairman of the Board, President, and Chief Executive Officer of Commerce Bank, N.A., a subsidiary of the Company. He is also a director of Ralcorp Holdings, Inc., and Tower Properties Company. Mr. David Kemper is the brother of Jonathan M. Kemper.

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

2007 Class:
Thomas A. McDonnell, 60	Elected a director in April, 2001. Mr. McDonnell is the President and Chief Executive Officer of DST Systems, Inc. DST Systems is a provider of computer software solutions to the financial services and other industries. He has been employed by DST since 1969 and has served as President since January, 1973 (except for a 30-month period from October, 1984 to April, 1987). He is a director of DST Systems, Inc., Blue Valley Ban Corp, Euronet Worldwide, Inc., Garmin, LTD, Kansas City Southern and Asurion Corporation (since January, 2006).

Benjamin F. Rassieur, III, 51	Elected a director in August, 1997. Mr. Rassieur is President of Paulo Products Company. Paulo Products is engaged in commercial heat-treating, electroplating, and furnace brazing services. Mr. Rassieur has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Andrew C. Taylor, 58	Elected a director in February, 1990. Mr. Taylor is Chairman and Chief Executive Officer of Enterprise Rent-A-Car Company (formerly Enterprise Leasing Co.) which is engaged in automobile leasing, rental and related services. He is also a director of Anheuser-Busch Companies. Mr. Taylor has served as a director of Commerce Bank, N.A., a subsidiary of the Company. Mr. Taylor is Chairman of the Company’s Compensation and Human Resources Committee.

Robert H. West, 67	Elected a director in October, 1985. Mr. West retired as Chairman of the Board of Butler Manufacturing Company and from its board of directors on July 1, 1999. He is a director of Great Plains Energy, Inc. and Burlington Northern Santa Fe Corporation. Mr. West has also served as a director of Commerce Bank, N.A., a subsidiary of the Company. Mr. West is Chairman of the Company’s Audit Committee and designated as that Committee’s financial expert.
Audit Committee
      During 2005, Messrs. John R. Capps, James B. Hebenstreit, Thomas A. McDonnell, Benjamin F. Rassieur, III and Robert H. West (Chairman) served as members of the Audit Committee. It has been determined by the Board of Directors that all members of the Audit Committee are independent pursuant to the Sarbanes-Oxley Act of 2002, NASDAQ Rule 4200 and the Federal Deposit Insurance Corporation and Improvement Act of 1991. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting, auditing and financial reporting processes. The Audit Committee is responsible for the compensation and appointment of the Company’s public accountants for the purpose of the examination and audit of the Company’s financial statements. The Audit Committee reviews the scope of audits to be performed by the independent public accountants and the internal auditing staff of the Company, and reviews annually the program of the internal auditing staff both with respect to audits performed in the prior year and scheduled audits for the ensuing year. The Audit Committee held six meetings during 2005. Complete information on the activity of the Audit Committee is provided in the Audit Committee Report on page 16. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on January 30, 2004, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee Charter may be viewed at www.commercebank.com/027.html.
Compensation and Human Resources Committee
      The Board of Directors has appointed a Compensation and Human Resources Committee consisting entirely of independent directors. The Compensation and Human Resources Committee is responsible for review and approval of executive and senior management performance and pay, adequacy and effectiveness of cash compensation plans, benefit plans, equity compensation plans and succession planning. Members of the Committee are also responsible for evaluating the performance of the Chief Executive Officer on an annual basis and recommending to the board any compensation adjustments to his overall package based upon his overall performance level as it relates to the goals and objectives of the company. The Committee, in consultation with senior management, has oversight responsibility for regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility. When required, the Committee will establish performance goals and certify that those performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code. Membership currently consists of Directors, Giorgio Balzer, Terry O. Meek, Andrew C. Taylor (Chairman) and Mary Ann Van Lokeren. The Committee held one meeting during 2005. The Compensation and Human Resources Committee Charter may be viewed at www.commercebank.com/027.html.
Committee on Governance/ Directors
      The Committee on Governance/ Directors consists entirely of independent directors appointed by the Board of Directors. Among its responsibilities are to identify individuals qualified to serve as Board members and to consider the re-nomination of incumbent directors. The Committee makes its recommendations to the Board of Directors. Pursuant to its Charter, the membership of the Committee is to consist of the Chairman of the Audit Committee, the Chairman of the Compensation and Human Resources Committee and such other members as the Board shall determine. The current members of the Committee are Messrs. James B. Hebenstreit (Chairman), Robert H. West, Andrew C. Taylor, W. Thomas Grant, II and Thomas A. McDonnell. The Committee met one time in 2005. The Committee on Governance/ Directors Charter may be viewed at www.commercebank.com/027.html.
      With respect to its recommendations of prospective candidates to the Board, the Committee may establish the criteria for director service and will consider, among other things, the independence of the candidates under NASDAQ standards and such experience and moral character as to create value to the Board, the Company and its shareholders. With respect to incumbent candidates, the Committee will also consider meeting attendance, meeting participation and ownership of Company stock. The criteria and selection process are not standardized and may vary from time to time. Relevant experience in business, government, the financial industry, education and other areas are prime measures for any nominee. The Committee will consider individuals for Board membership that are proposed by shareholders in accordance with the provisions of the Company’s By-laws. A description of those provisions can be found under “Shareholder Proposals and Nominations” on page 18. The Committee will consider individuals proposed by shareholders under the same criteria as all other individuals.
      By the end of February of each year, the Committee meets and makes its recommendations to the Board of its proposed slate of directors for the class of directors to be elected at the next annual meeting; the date, time and place of the annual meeting; and the matters to be placed on the agenda for the annual meeting. At its meeting on February 16, 2006, the Committee on Governance/ Directors determined its nominees for the Class of 2009. Mr. Giorgio Balzer, an incumbent director in the Class of 2006, had previously advised the Company of his retirement as Chairman and Chief Executive Officer of Generali USA Life Reassurance Company and, therefore, declined to stand for re-election. Mr. Balzer’s term as a Director of the Company will expire with the election of the Class of 2009 at the annual meeting of shareholders on April 19, 2006. Mr. Seth Leadbeater was nominated to replace Mr. Balzer as a member of the Class of 2009. The Committee noted that Mr. Leadbeater, if elected, will not be independent.
Corporate Governance and Director Independence
      The Company has adopted Governance Guidelines. Those guidelines and the charters for the Audit Committee, Compensation and Human Resources Committee and the Committee on Governance/ Directors may be found on the Company’s website at www.commercebank.com/027.html. The Company’s Code of Ethics and the Code of Ethics for Senior Financial Officers may also be found on the website.
      In conjunction with regularly scheduled Board Meetings, the Board of Directors meets in Executive Session without the presence of any non-independent directors or Company employees. Four Executive Sessions were held in 2005. The Chairman of the Committee on Governance/ Directors serves as Chairman of the Executive Session and functions as the Lead Director to communicate with management and non-independent directors. The Board of Directors plans on conducting at least four Executive Sessions during 2006.
      At its meeting on February 16, 2006, the Committee on Governance/ Directors reviewed the independent status of the members of the Board of Directors and each standing Committee. The Committee considered applicable laws and regulations and NASDAQ Rule 4200. The findings of the Committee were reported to the Board of Directors. Based on those findings, the Board of Directors determined that all directors except for Messrs. David W. Kemper and Jonathan M. Kemper are independent. Mr. Seth Leadbeater, who is nominated for election to the Class of 2009, if elected, will not be considered independent. The Board also determined that Mr. Robert H. West was qualified to serve as the Financial Expert on the Audit Committee and was so designated.
      The Governance Guidelines adopted by the Board of Directors recognize the responsibility of the directors to attend meetings. A board meeting is held each year in conjunction with the annual shareholders meeting at which directors are expected to attend. In 2005, all board members attended the annual shareholders’ meeting.
      The Board of Directors held four meetings during 2005. Each director, except John C. Capps (70%) and Benjamin F. Rassieur, III (70%) attended 75% or more of the total number of meetings of the Board and meetings held by committees of the Board on which the respective director served.
      Directors and officers of the Company and the nominees for directors and their associates have deposit accounts with the subsidiary banks of the Company, and some directors, nominees for directors and officers and their associates also have other transactions with the subsidiary banks, including loans in the ordinary course of business, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. All such loans were made pursuant to 12 USC 375(b) and Regulation O promulgated thereunder. As of December 31, 2005, all such loans were current.
      Messrs. David Kemper and Jonathan Kemper are directors of Tower Properties Company (Tower) and together with members of their immediate families own beneficially approximately 65% of the outstanding stock of Tower.
      During 2005, subsidiaries of the Company paid Tower $508,749 for rentals, $103,878 for leasing fees, $97,690 for operation of parking garages, $1,431,682 for building management fees, $2,503,265 for other property construction and repair costs and $206,617 for interest paid on deposits with the Company’s principal banking subsidiary.
Director Compensation
      An employee of the Company or a subsidiary of the Company receives no additional compensation for serving as a director. Non-employee directors of the Company are required to participate in the Stock Purchase Plan for Non-Employee Directors. Under this Plan, all compensation payable to a non-employee director is credited to an account in the name of such director as earned and the Company contributes to the account of such director an additional amount equal to 25% of the compensation credited to the director’s account. As of the last business day of each month, the cash balance is used to purchase from the Company whole shares of common stock of the Company based on the last sale price of the Company’s common stock on such date. Each non-employee director of the Company is paid (as adjusted for the 25% contribution by the Company) the annual retainer of $10,000 (paid on a quarterly basis), fees of $3,000 for each meeting of the Board of Directors attended, and fees of $750 for attendance at each meeting of a committee of which the director was a member and attended. An annual fee of $5,000 is paid to all non-employee committee chairmen.

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR
RATIFICATION OF THE SELECTION OF
KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL TWO
      Pursuant to the Sarbanes-Oxley Act of 2002 the Audit Committee of the Company is responsible for the selection and approval of the Company’s public accountants for the purpose of the examination and audit of the Company’s financial statements for 2006. The Audit Committee has also adopted a procedure for the pre-approval of non-audit services. The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP as the firm to conduct the audit of the financial statements of the Company and its subsidiaries for 2006. This selection is presented to the shareholders for ratification, however, the failure of the shareholders to ratify the selection will not change the engagement of KPMG LLP for 2006. The Audit Committee will consider the vote of the shareholders for future engagements. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      The Company has a Severance Agreement with each of David W. Kemper, Jonathan M. Kemper, Seth M. Leadbeater, Charles G. Kim and Kevin G. Barth which provides, among other things, that if his employment is terminated by the Corporation without “cause” or by him for “good reason” either during the twelve months before or the three years after a “change in control,” or if he voluntarily terminates for any reason during the 30 days following one year after a “change of control,” he shall receive three times the sum of his annualized base salary in effect twelve months prior to the “change in control,” and his average annual bonus for the prior three years; the greater of his actual bonus for the preceding year or his target bonus for the current year (prorated for the year in which the termination occurs); and continuation of health and welfare benefits for him and his spouse for three years or until age 65 if sooner, at a cost equal to such rates paid from time to time by similarly situated employees of the Corporation, “grossed up” to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

Executive Compensation
      The following information is given as to the Chief Executive Officer (“CEO”) and as to each of the four most highly compensated executive officers of the Company, other than the CEO, who received total cash compensation of more than $100,000, during the fiscal year ended December 31, 2005.
Summary Compensation Table

					Long Term Compensation

					Awards		Payout

		Annual Compensation				(g)
					(f)	Securities
				(e)	Restricted	Underlying	(h)	(i)
		(c)	(d)	Other Annual	Stock	Options/	LTIP	All Other
(a)	(b)	Salary	Bonus	Compensation	Awards(2)	SARs	Payouts	Compensation(1)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

David W. Kemper	2005	754,294	575,500	0	191,155	89,250	0	177,734
Chairman, President & CEO	2004	726,040	558,600	0	165,967	93,712	0	325,578
Commerce Bancshares, Inc.	2003	691,150	520,000	0	158,839	98,397	0	78,527
Jonathan M. Kemper	2005	390,750	205,000	0	68,449	37,800	0	105,025
Vice Chairman	2004	376,094	200,000	0	57,445	39,690	0	7,392
Commerce Bancshares, Inc.	2003	359,000	180,000	0	55,501	41,674	0	12,621
Seth M. Leadbeater	2005	306,475	152,000	0	47,879	18,900	0	32,670
Vice Chairman	2004	289,375	140,000	0	292,545	19,845	0	7,211
Commerce Bancshares, Inc.	2003	270,000	135,000	0	41,828	19,679	0	8,355
Charles G. Kim	2005	282,500	135,000	0	44,824	15,750	0	25,194
Executive Vice President	2004	241,833	131,000	0	281,122	16,537	0	6,414
Commerce Bancshares, Inc.	2003	224,750	112,700	0	34,469	17,363	0	7,024
Kevin G. Barth	2005	282,500	150,000	0	41,052	15,750	0	28,149
Executive Vice President	2004	245,667	120,000	0	280,551	16,537	0	6,532
Commerce Bancshares, Inc.	2003	226,875	111,000	0	34,739	16,206	0	9,493

(1)	All Other Compensation (i) mainly includes the total of the amounts allocated or contributed by the Company to the Company’s 401(k) Plan, the Commerce Executive Retirement Plan (“CERP”) and the Group Term Insurance Plan of the Company. The CERP is a non-qualified plan established to provide benefits on compensation in excess of the allowable benefits of the Company’s pension and 401(k) plans. In 2005 for the Company’s 401(k) Plan, contributions made to the Plan were based on a maximum of 1.2% of salary in column (c). For 2005, those amounts for CERP, 401(k) and group term insurance were:

	CERP	401(k)	Group Term
	Plan	Plan	Insurance

David W. Kemper	160,659	14,000	2,322
Jonathan M. Kemper	89,030	14,000	1,242
Seth M. Leadbeater	16,553	14,000	2,117
Charles G. Kim	14,245	10,500	449
Kevin G. Barth	13,475	14,000	674

(2)	As of December 31, 2005, the total number of shares and their market value (based on the closing market price at December 31, 2005) of restricted stock held by each of the named executive officers were as follows:

	# Share	Market Value at 12/31/05

David W. Kemper	21,540	$1,122,665
Jonathan M. Kemper	7,598	396,008
Seth M. Leadbeater	10,846	565,294
Charles G. Kim	10,261	534,803
Kevin G. Barth	9,905	516,249
The Company’s practice is to pay dividends on restricted shares directly to the officer awarded the shares.
Option/ SAR Grants in Last Fiscal Year

Individual Grants					Potential Realizable
					Value at Assumed
	(b)				Annual Rates of Stock
	Number of	(c)			Price Appreciation for
	Securities	% of Total			Option Term
	Underlying	Options/SARs	(d)
	Options/SARs	Granted to	Exercise or	(e)	(f)	(g)
(a)	Granted	Employees in	Base Price	Expiration	5%	10%
Name	(#)	Fiscal Year	($/Sh)	Date	($)	($)

David W. Kemper	89,250	18.58%	44.9143	1/28/2015	2,520,987	6,388,676
Jonathan M. Kemper	37,800	7.87%	44.9143	1/28/2015	1,067,712	2,705,792
Seth M. Leadbeater	18,900	3.93%	44.9143	1/28/2015	533,856	1,352,896
Charles G. Kim	15,750	3.28%	44.9143	1/28/2015	444,880	1,127,413
Kevin G. Barth	15,750	3.28%	44.9143	1/28/2015	444,880	1,127,413
      Options granted (column b) include only Non-Qualified Stock Options (NQ). All substantive terms are identical — four (4) equal vesting periods with 25% exercisable at date of grant and an additional 25% exercisable on each anniversary date thereof. The exercise price is defined as the closing market price on the date of grant, and the options are not exercisable following voluntary termination. The options are not assignable but may be exercised by the optionee’s estate or beneficiary, subject to certain limitations, in the case of the death of the optionee.
Aggregated Options/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values

			(d)	(e)
	(b)		Number of Securities	Value of Unexercised
	Shares	(c)	Underlying Unexercised	In-the-Money
	Acquired	Value	Options/SARs at FY-End	Options/SARs at FY-End
(a)	on Exercise	Realized	(#)	($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

David W. Kemper	93,167	1,889,633	249,379	3,804,531
			138,394	1,295,369
Jonathan M. Kemper	45,223	1,668,976	302,794	6,814,224
			58,615	548,636
Seth M. Leadbeater	63,482	1,577,618	89,146	1,591,480
			29,018	268,538
Charles G. Kim	13,620	470,512	113,674	2,379,988
			24,423	228,596
Kevin G. Barth	30,015	736,791	65,222	1,202,039
			24,134	222,825

Equity Compensation Plan Information
      The following table provides information as of December 31, 2005, with respect to compensation plans under which common shares of Commerce Bancshares, Inc. are authorized for issuance to certain officers in exchange for services provided. These compensation plans include: (1) the Commerce Bancshares, Inc. 2005 Equity Incentive Plan, (2) the Commerce Bancshares, Inc. 1996 Incentive Stock Option Plan, (3) the Commerce Bancshares, Inc. Restricted Stock Plan, (4) the Commerce Bancshares, Inc. Stock Purchase Plan for Non-Employee Directors and (5) the Commerce Bancshares, Inc. Executive Incentive Compensation Plan (deferred compensation plan). As of January 1, 2006, all future equity based awards will be granted pursuant to the 2005 Equity Incentive Plan. All of these compensation plans were approved by the Company’s shareholders.

(c)
Number of
Common Shares
Remaining Available
	(a)				for Future Issuance
	Number of Common		(b)		Under Equity
	Shares to be Issued		Weighted Average		Compensation Plans
	upon Exercise of		Exercise Price of		(Excluding Shares
	Outstanding Options,		Outstanding Options,		Reflected in
Plan category	Warrants and Rights		Warrants and Rights		Column (a))

Equity compensation plans approved by shareholders	3,497,371	(1)	$33.86	(2)	4,456,733	(3)
Equity compensation plans not approved by shareholders	—		—		—

Total	3,497,371		$33.86		4,456,733

(1)	Includes an aggregate of 3,412,808 common shares issuable upon exercise of options granted under the option plans and 84,563 common shares allocated to participants’ accounts under the deferred compensation plan.

(2)	Represents the weighted average exercise price of outstanding options under the option plans.

(3)	Includes 4,200,000 common shares remaining available under the 2005 Equity Incentive Plan, 129,856 shares available under the directors stock purchase plan, and 126,877 shares under the deferred compensation plan.

Performance Graph
Five Year Cumulative Total Return

	2000	2001	2002	2003	2004	2005

Commerce CBSH	100.00	97.95	105.22	140.35	153.81	170.83

NASDAQ Financial	100.00	109.84	113.11	152.98	178.59	182.70

S&P 500	100.00	88.12	68.64	88.33	97.94	102.75

Assumes $100 invested 12/31/00 with dividends reinvested on a Total Return basis with Commerce (CBSH) compared to the above named indices.
Retirement Benefits
      The Company maintains the Commerce Bancshares Restated Retirement Plan (Plan). Employees hired before July 1, 2003 were eligible to participate in the Plan on the later of January 1st or July 1st after completion of one year of service and the attainment of age 21. The Plan provides benefits based upon earnings, age and years of participation.
      The annual benefit is determined under a cash balance formula effective January 1, 1995 and in accordance with the fifth plan amendment effective January 1, 2005, as described below. Under the cash balance formula, a retirement account balance is maintained for each participant. At the end of each Plan Year beginning after December 31, 1994 through the Plan year ended December 31, 2004, the participant’s account was credited with a cash balance credit equal to: 1) employee pay times a stated percentage, and 2) the same percentage multiplied by the amount of pay in excess of 50% of the Social Security taxable wage base for the year. Pay for this purpose is limited by Section 401(a)(17) of the Internal Revenue Code. The applicable percentage of pay is determined by the sum of the participant’s age and years of participation at the beginning of the Plan year, and ranges from 1% for a sum of less than 30 to 4% for a sum of 75 or more. Interest is also credited to the participant’s account at the end of each Plan Year beginning after 1995 at a rate of not less than 5% of the account balance at the end of each Plan Year (for 2005, the rate of interest was 5%).
      Under the fifth Plan amendment effective January 1, 2005, the cash balance portion of the benefit was frozen and no additional cash balance credits will be applied to participant’s accounts. Interest will continue to be credited to participant accounts until retirement. At retirement, the participant account balance is converted to various benefit options based on actuarial factors defined in the Plan.
      Additionally, participants in the Plan prior to January 1, 1995 will receive an annual benefit equal to the annual benefit accrued through December 31, 1994 under the Plan’s prior formula, adjusted for increases in the cost of living (not to exceed 4% per year) for each year of participation after December 31, 1994.
      The Plan is fully paid for by the Company and employees covered by the Plan become vested after five years of service. The normal retirement age under the Plan is 65; reduced benefits are available as early as age 55.
      In addition, certain executive officers of the Company receive a special minimum plan benefit based on the final five-year average pay and years of service. (This provision is subject to IRS approval, which has been requested.) Messrs. D. Kemper, J. Kemper, Leadbeater, Barth and Kim have, respectively, 25, 22, 14, 20 and 14 years of service as of December 31, 2004, after which additional credits were frozen. Compensation for these executive members of the Plan includes salary (as reported in the Summary Compensation Schedule) and was limited by Section 401(a)(17) of the Internal Revenue Code. Accordingly compensation covered by the Plan in 2004, the last Plan year before additional cash balance credits were frozen, for each of Mr. D. Kemper, Mr. J. Kemper, Mr. Leadbeater, Mr. Barth and Mr. Kim was $205,000.
      The estimated annual benefits payable at normal retirement age for Messrs. D. Kemper, J. Kemper, Leadbeater, Barth and Kim are $85,701, $68,534, $40,054, $36,530, and $38,721 respectively.
      The Company also maintains the Commerce Executive Retirement Plan (“CERP”), effective January 1, 1995, a non-qualified plan established to provide benefits to a select group of executives on compensation in excess of the allowable benefits of the Company’s pension and 401(K) plans. The CERP is unfunded and benefits are payable from the assets of the Company. The Board of Directors may designate the CEO as a participant; other participants are selected by the CEO. Messrs. D. Kemper, J. Kemper, Leadbeater, Barth and Kim were participants in the CERP during 2005.
      A participant’s benefit under the CERP is based on the sum of two benefit calculations: a “Pre-2005 Benefit” and a “Post-2004 Benefit”. The “Pre-2005 Benefit” of the CERP is the amount by which the benefit that would be payable under the Commerce Bancshares Restated Retirement Plan (Plan) including any deferred cash bonuses (under the Company’s nonqualified deferred compensation plan) and without regard to the pay limit of Section 401 (a)(17) of the Internal Revenue Code, exceeds the benefit actually payable under the Plan.
      The estimated annual “Pre-2005 Benefit” payable at normal retirement age for Messrs. D. Kemper, J. Kemper, Leadbeater, Barth, and Kim are $145,301, $34,158, $0, $1,268 and $0 respectively. These benefits assume the election of a retirement allowance payable as a straight life annuity to the participants.
      The “Post-2004 Benefit” of the CERP is equal to 7% of the participant’s compensation above the Section 401(a)(17) pay limit for the year plus deemed earnings thereon. The “Post-2004 Benefit” also includes any match not credited to the participant’s account under the Company’s 401(k) plan due to non-discrimination tests. Benefit amounts are credited to participant accounts on the last day of each plan year beginning on and after January 1, 2005. Compensation covered by this benefit includes salary and bonuses. The account balance is payable as a lump sum upon the participant’s retirement. The compensation for 2005 covered by the “Post-2004 Benefit” as reported in the Summary Compensation Schedule for Messrs. D. Kemper, J. Kemper, Leadbeater, Barth, and Kim was $1,103,647, $381,504, $236,475, $192,500, and $203,500, respectively.
      In 2005 under the “Post-2004 Benefit”, the Company credited the accounts of Messrs. D. Kemper, J. Kemper, Leadbeater, Barth, and Kim in the amounts of $77,256, $26,705, $16,553, $13,475, and $14,245, respectively.

Committee Report on Executive Compensation
      The Compensation and Human Resources Committee is responsible for the establishment and review of compensation policies and programs for the Company’s executive officers, including the chief executive officer and the four other most highly paid executive officers (collectively with the Chief Executive Officer, the “senior executives”). The overall objectives of the committee are to develop compensation policies and practice that:

•	Align the senior executives’ interests with the long-term interests of shareholders;

•	Provide total compensation programs that are competitive with bank holding companies in geographic proximity, comparable asset size and considered a direct competitor;

•	Provide reward systems that are credible and consistent with the core values of the Company;

•	Reward for results rather than on the basis of seniority, tenure, or other entitlement; and

•	Encourage retention of top performers to ensure the long-term success of the Company.
      During 2005, the four members of the Compensation and Human Resources Committee were all non-employee directors. The principal elements of the Company’s executive compensation program for the fiscal year ended December 31, 2005, applicable to the Company’s senior executives, were:

(1) Base Pay. Base pay reflects the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. As they are for all officers of the Company base pay levels for senior executives are reviewed annually against national salary survey data and competitor data to determine whether a particular role is at an appropriate level. Base pay is generally targeted to the median of the base pay paid by companies included in the salary surveys that best compare to positions at the Company. Factors included in the comparison are relative size of companies, the financial performance, both currently and over a period of time, and the experience and responsibility of the individuals. In establishing base pay increases the Committee does not assign any weight to any particular factor. In addition, the Committee reviews individual performance ratings, being the result of reviews conducted by an officer’s superior. In the case of the Chief Executive Officer, the Committee meets to review performance against previously outlined objectives and after completing the review, assigns a rating and makes a base pay recommendation for full Board approval.

(2) Annual Cash Bonus. The annual cash bonus plan is a short-term incentive plan to reward the senior executives for achieving annual performance goals. In awarding bonus payments, factors considered by the Committee include: (i) the Company’s financial performance compared to the annual budget for categories such as earnings per share, efficiency ratio, and profitability of an individual’s market or division responsibility; (ii) the value created for shareholders in both the most recent year and over the latest five-year period as determined by market price of the Company stock compared to the NASDAQ financial indices; and (iii) the performance of individuals, to the extent measurable, in meeting annual goals and objectives as defined in their performance review. Performance of the Company in relation to competitors’ performance is considered but not weighted in the granting of a bonus. The Chief Executive Officer is also subject to the previous measurements. Bonuses earned as a percentage of base pay for the senior executives for 2005 performance ranged from 75.6% (in the case of the Chief Executive Officer) to 47.4%.

(3) Long-Term Incentive Program. Stock Options and Restricted Stock grants have historically been awarded to provide senior executives with long-term incentives for profitable growth and to more closely align the Company’s senior executives with the interest of the Company’s shareholders. The 2005 Equity Incentive Plan approved by the stockholders provides for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units. Commencing in 2006 the Company plans to begin issuing stock appreciation rights (“SAR”) in lieu of stock options. Retention and long-term reward are both factors considered in granting stock options, restricted stock or SAR (collectively “Awards”). The Company has implemented targeted guidelines in determining Awards to senior executives. Targeted percents range from 25% to 600% of base pay depending on the salary grade of the individual senior executive. Targeted percents may be exceeded when a senior executive’s individual performance exceeds expectations. The Company also utilizes restricted stock to reward and retain key managers. The awarding of restricted stock is based on the three-year average performance of the Company.

      With respect to the Chief Executive Officer, the Committee reviews Mr. David Kemper’s performance each year and makes recommendations to the Board for any new awards. Mr. Kemper completes a self-appraisal, which the Committee considers before making its final recommendation. In addition to the performance criteria above, several factors are considered in the review of Mr. Kemper’s performance with an overall focus on the increase in the franchise value of the company. Besides financial performance, the Committee also considers factors such as growth in the human capital of the organization, the continued reinvestment and improvement of the Company’s product offerings and the overall focus on risk management.
      In evaluating the reasonableness of senior executive compensation, the Committee considers total compensation. Total compensation for 2005 includes (i) base salary paid; (ii) cash bonus earned in 2005 but paid in 2006; (iii) restricted stock and SAR awards granted in 2006 for performance in 2005 (SAR awards are valued based on Financial Accounting Standard 123 expense valuation); (iv) Company allocations for the Commerce Executive Retirement Plan; (v) investment income from deferred compensation plans; (vi) Company contributions from 401(k) plans; and (vii) amounts for group term life insurance. Realized and unrealized equity compensation gains along with vesting of prior equity grants are not considered. Total compensation paid to the named executive officers for 2005 was as follows: David W. Kemper — $2,935,866; Jonathan M. Kemper — $1,502,216; Seth M. Leadbeater — $796,703; Charles G. Kim — $700,134; Kevin G. Barth — $757,396. Compensation for both David W. Kemper and Jonathan M. Kemper includes $753 each attributable to the personal use of the corporate airplane for a related family member. In the Committee’s opinion, the total compensation of the named executive officers for 2005 was reasonable.
      Base pay for the named executive officers was approved by the Board of Directors based on recommendations from the Committee, at the Company’s regular Board meeting on February 17, 2006. The new base pay approved for 2006 (effective 4/1/06) was as follows: David W. Kemper — $788,000; Jonathan M. Kemper — $408,000; Seth M. Leadbeater — $320,500; Charles G. Kim — $295,000; and Kevin Barth — $295,000.
      The Commerce Bancshares, Inc. Executive Incentive Compensation Plan was amended in 2002 to comply with the Section 162(m) of the Code. This Code section limits the Company’s tax deduction for non-performance based compensation paid to the named executive officers to $1,000,000. Although in 2005, the taxable compensation paid to the Chief Executive Officer exceeded $1,000,000, the entire amount was deductible by the Company. All compensation paid to other named executive officers was deductible by the Company.
      The Company did not use any outside paid consultants to assist the Committee in evaluating executive compensation or in making salary recommendations.
      The Non-Qualified Stock Option Plan was amended in 1995 to provide for a formula to determine the maximum number of options, which may be granted in any one year to any one person, which means any income recognized on the exercise of a non-qualified stock option will qualify as “performance-based compensation” and will be deductible by the Company. That plan terminated as to any new awards on December 31, 2005. As of January 1, 2006, all new awards will be granted subsequent to the 2005 Equity Incentive Plan approved by the stockholders on April 20, 2005.
      Executives other than senior executives also participate in the bonus, stock option and restricted stock programs. Other elements of compensation offered to the senior executives and to all other eligible employees include participation in a 401(k) deferred contribution plan and a Non-Qualified Deferred Compensation Plan.
      Submitted by the Compensation and Human Resources Committee of the Company’s Board of Directors:

Andrew C. Taylor	Giorgio Balzer	Mary Ann Van Lokeren	Terry O. Meek

Audit Committee Report
      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting, auditing and financial reporting processes. As noted under the Corporate Governance and Director Independence section of this report, the Board of Directors has determined that all members of the Audit Committee are “independent”. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on January 30, 2004. As set forth in the Charter, management of the Company is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing the Company’s financial statements in accordance with generally accepted accounting principles and applicable laws and regulations. Management is also responsible for conducting an evaluation of the effectiveness of the internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP, the independent auditor for the Company. KPMG LLP is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. KPMG LLP is also responsible for auditing management’s assessment of the effectiveness of the internal control over financial reporting and expressing an opinion as to its overall effectiveness and management’s assessment of those controls.
      Members of the Audit Committee include Robert H. West (Chairman), James B. Hebenstreit, Benjamin F. Rassieur, III, Thomas A. McDonnell, and John R. Capps. Mr. West is designated as an “audit committee financial expert” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by: (i) management, which has primary responsibility for establishing and maintaining appropriate internal financial controls over financial reporting, and for Commerce Bancshares, Inc. financial statements and reports and (ii) the external auditor, which is responsible for expressing an opinion that the financial statements have been prepared in accordance with generally accepted accounting principles, that management’s assessment that the Company maintained effective internal control over financial reporting is fairly stated, and that the audit of the Company’s financial statements by the external auditor has been carried out in accordance with Standards of the Public Company Accounting Oversight Board (PCAOB).
      In this context the Audit Committee has considered and discussed the audited financial statements and management’s assessment on internal control over financial reporting with management and the independent auditors as of December 31, 2005. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board. The Audit Committee has considered the compatibility of non-audit services with the auditors’ independence and has discussed with the external auditors their independence.
      Based on the reviews and discussions described in this report, and exercising the Audit Committee’s business judgment, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.
      The Audit Committee has selected KPMG LLP as the Company’s external auditors for fiscal 2006 and has approved submitting the selection of the independent external auditors for ratification by the shareholders. Audit, audit-related and any permitted non-audit services provided to Commerce Bancshares, Inc. by KPMG LLP are subject to pre-approval by the Audit Committee. All fees paid in 2005 were pre-approved by the Audit Committee.

      Submitted By The Audit Committee of the Company’s Board of Directors:

Robert H. West	James B. Hebenstreit	Benjamin F. Rassieur, III	Thomas A. McDonnell	John R. Capps
Pre-approval of Services by the External Auditor
      The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by the Company’s external auditor. Annually the Audit Committee will review and approve the audit services to be performed along with other permitted services including audit-related and tax services to be provided by its external auditor. The Audit Committee may pre-approve certain recurring designated services where appropriate and services for individual projects that do not exceed $25,000.
      Proposed engagements that do not meet these criteria may be presented to the Audit Committee at its next regular meeting or, if earlier consideration is required, to one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular Audit Committee meeting. The Audit Committee will regularly review summary reports detailing all services provided to the Company by its external auditor.

Fees Paid to KPMG LLP
      The following is a summary of fees billed by KPMG LLP for professional services rendered during the fiscal years ended December 31, 2005 and 2004:

	2005	2004

Audit fees	$585,480	$624,723
Audit related fees	84,295	44,695
Tax fees	250,351	237,860
All other fees	—	—

Total	$920,126	$907,278
      The audit fees billed by KPMG LLP are for professional services rendered for the audits of the Company’s annual consolidated financial statements and the audit of management’s assessment of the effectiveness of internal controls for the fiscal year ended December 31, 2005 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year. Audit fees also include audits of several venture capital subsidiaries, a brokerage subsidiary and a mortgage-banking subsidiary and for miscellaneous accounting research and advice provided.
      Audit related fees are mainly for services rendered for the audits of the Company’s benefit plans and agreed upon examination procedures relating to the Company’s trust operations. Tax fees are for services including both review and preparation of corporate income tax returns and tax consulting services.
Compensation Committee Interlocks and Insider Participation
      During 2005, the Compensation and Human Resources Committee consisted of four independent members of the Board of Directors of the Company. During 2005, the Committee consisted of Ms. Mary Ann Van Lokeren and Messrs. Giorgio Balzer, Terry O. Meek and Andrew C. Taylor.
Section 16(a) Beneficial Ownership Reporting Compliance
      Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company’s Directors and certain executive officers are required to report, within specified due dates, their initial ownership of the Company’s common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company’s directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except for the following delinquencies which were filed on either Form 4 or Form 5: for Robert J. Rauscher, delinquent Form 4’s were filed to correct an error on a vested restricted stock award in a previous year; for Terry O. Meek, a delinquent Form 4 was filed for stock issued to spouse; for Michael J. Petrie, a Form 5 was filed to correct errors in reporting several stock option exercise transactions in previous years; for Kevin G. Barth, a Form 5 was filed to report an option exercise; and for Sara E. Foster, a Form 5 was filed to report shares acquired through dividend reinvestment.
Shareholder Proposals and Nominations
      Proposals of shareholders pursuant to Rule 14a-8 for inclusion in the proxy statement for the annual meeting of shareholders to be held on April 18, 2007, must be received by the Company at its principal offices not later than November 13, 2006. For proposals other than those submitted pursuant to Rule 14a-8, the Company’s By-laws provide that shareholders must give timely written notice to the Secretary of the Company of a nomination for director or before bringing any business before the annual meeting. Notice of nominations and shareholder proposals for the annual meeting to be held on April 18, 2007 must be received by the Secretary no later than February 17, 2007 nor before January 18, 2007. To be considered, the notice must contain the name and record address of the shareholder; the class or series and number of shares of capital stock of the Company owned beneficially or of record by the shareholder; a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) or shareholder proposal is made; and a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or bring the business proposal before the meeting. For shareholder proposals, the notice must also set forth a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest of such shareholder in such business. For nominations, the notice must also set forth as to each person the shareholder proposes to nominate for election as a director the name, age, business and residence address of the person; the principal occupation or employment of the person; the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person nominated or the nominating shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934. Such notice must also be accompanied by a written consent of each proposed nominee to be named a nominee and to serve as a director if elected.
Shareholder Communications
      The Board has not adopted a formal policy for shareholder communications. However, the Company has a longstanding practice that shareholders may communicate to the Board or any individual director through the Secretary of the Company. The Secretary will forward all such communications to the Board or any individual director. The Secretary will not forward any communications that: (i) constitute commercial advertising of products; (ii) contain offensive language or material; (iii) are not legible or coherent; or (iv) are in the nature of customer complaints that can be handled by Company management. A formal adoption of a policy in line with the current Company practice will be considered by the Committee on Governance/ Directors.
Other Matters
      The management does not know of any matter or business to come before the meeting other than that referred to in the notice of meeting but it is intended that, as to any such other matter or business, the person named in the accompanying proxy will vote said proxy in accordance with the judgment of the person or persons voting the same.

Electronic Access to Proxy Statement and Annual Report
      This proxy statement and the 2005 annual report are available on the Company’s Internet site at http://www.commercebank.com/ir. Most Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.
      Shareholders of record can choose this option and save the Company the cost of producing and mailing these documents by logging on to the sign-up website at http://www.econsent.com/cbsh and filling out the online consent form. Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail message next year with instructions containing the Internet address of those materials. The election may be withdrawn at any time by accessing your account on the website and changing the election. Shareholders do not have to elect Internet access each year.
      Shareholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

By Order of the Board of Directors

J. Daniel Stinnett
Secretary
March 13, 2006

APPENDIX A
COMMERCE BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
Audit Committee Purpose
      The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring:

(1) the internal control over financial reporting of Commerce Bancshares, Inc. (the “Company”) and the audits of its financial statements;

(2) the independent auditor’s qualifications and independence;

(3) the performance of the Company’s internal audit function and independent auditors; and

(4) the compliance by the Company with legal and regulatory requirements.
      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statements.
Committee Membership
      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), Nasdaq and the rules and regulations of the Commission. Audit Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Committee on Governance/ Directors. Audit Committee members may be replaced by the Board.
Meetings
      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
      The Audit Committee shall pre-approve all auditing services and permitted non-audit services, as outlined in its established policy, (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.
      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
      The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss annually reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

8.	Review and approve all related party transactions.
Oversight of the Company’s Relationship with the Independent Auditor

9.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

10.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

11.	The independent auditor shall submit to the audit committee annually a formal written statement delineating all relationships between the independent auditor and the Company (“Statement as to Independence”), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

Oversight of the Company’s Internal Audit Function

12.	Review the appointment and replacement of the internal audit director.

13.	Review the significant reports to management prepared by the internal audit department together with management’s responses and follow-up to these reports.

14.	Discuss with the independent auditor and management internal audit department responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the internal audit department.

15.	Review for completion of annual regulatory requirements such as FDICIA, 12 CFR 9 (trust audits), corporate insurance coverage, and business continuity.
Compliance Oversight Responsibilities

16.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (communication of illegal acts) has not been implicated.

17.	Obtain reports from management, the Company’s internal audit director and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.

18.	Obtain reports from management relating to issues resulting from procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

20.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s internal control over financial reporting is effective or that its financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Commerce Bancshares, Inc.

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C 1234567890     JNT

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.
Nominees: Class of 2009

	For	Withhold		For	Withhold

01 — Jonathan M. Kemper	☐	☐	03 — Mary Ann Van Lokeren	☐	☐

02 — Terry O. Meek	☐	☐	04 — Seth M. Leadbeater	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2.	Ratify KPMG LLP as audit and accounting firm ☐	☐	☐

	Mark this box with an X if you plan to attend the Annual Meeting.		☐
(Marking this box does not affect your vote on this proxy.)

Please mark this box with an X if your address has changed and print the new address below.	☐

Mark this box with an X if you have made comments below.	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

IUPX	C O Y	+

Proxy

Commerce Bancshares, Inc.
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Jonathan M. Kemper and David W. Kemper, or either of them, as agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of shareholders to be held on April 19, 2006, or any adjournment or postponement thereof, on all matters coming before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and all other matters incident to the conduct of the meeting.
You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.
IMPORTANT: PLEASE VOTE BY SIGNING YOUR PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED OR TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING AS DESCRIBED BELOW.
ANY SHAREHOLDER WHO IS RECEIVING MULTIPLE COPIES OF THE ANNUAL REPORT AND ANY OTHER MAILINGS FROM COMMERCE BANCSHARES, INC. IS ENCOURAGED TO CALL COMPUTERSHARE TRUST COMPANY, N.A., OUR TRANSFER AGENT, AT 1-800-317-4445 FOR ASSISTANCE IN CONSOLIDATING COMMON OWNERSHIP POSITIONS. REDUCING MAILINGS WILL IMPROVE THE COMPANY’S OPERATING EFFICIENCY. HEARING IMPAIRED #: TDD: 1-800-952-9245.

To our Shareholders:
Commerce Bancshares, Inc. encourages you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. The Computershare Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.
Additionally, you may choose to receive future Annual Meeting materials (annual report, proxy statement and proxy card) on-line. By choosing to receive these materials on-line, you help support Commerce Bancshares, Inc. in its efforts to control printing and postage costs.
If you choose the option of electronic delivery and voting-on-line, you will receive an e-mail before all future annual or special meetings of shareholders, notifying you of the website containing the Proxy Statement and other materials to be carefully reviewed before casting your vote. To enroll to receive future proxy materials on-line, please go to www.econsent.com/cbsh.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:00 p.m., Central Time, on April 18, 2006.
THANK YOU FOR VOTING